EXHIBIT 5.01

[Letterhead of O’Melveny & Myers LLP]

June 23, 2003

Southwest Gas Corporation

5241 Spring Mountain Road

Las Vegas, Nevada 89150

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Southwest Gas Corporation, a California corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company and Southwest Gas Capital II, Southwest Gas Capital III and Southwest Gas Capital IV (each, a “Trust” and collectively, the “Trusts”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of the following securities of the Company with an aggregate initial public offering price of up to $300,000,000: (i) unsecured and unsubordinated debt securities (the “Debt Securities”), to be issued in one or more series under an indenture dated as of July 26, 1996 (the “Indenture”) between the Company and BNY midwest Trust Company, as successor trustee (the “Trustee”), as it may be supplemented or amended from time to time; (ii) shares of the Company’s preferred stock, no par value (the “Preferred Stock”), to be issued in one or more series; (iii) shares of the Company’s depositary shares (the “Depositary Shares”); (iv) shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”); (v) guarantees of the Company (the “Guarantees”) with respect to the preferred trust securities of each of the Trusts (the “Preferred Trust Securities”), including certain back-up undertakings; and (vi) trust debt securities (the “Trust Debt Securities”), to be issued in one or more series under an indenture (the “Trust Debt Indenture”) to be entered between the Company and BNY Midwest Trust Company, as trustee (the “Trust Debt Indenture Trustee”). The Debt Securities, the Preferred Stock, the Depositary Shares, the Common Stock, the Guarantees and the Trust Debt Securities are collectively referred to herein as the “Offered Securities.” This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

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In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate, including the following:

(i)    the Registration Statement;

(ii)    the Indenture;

(iii)    the proposed form of Deposit Agreement, including the form of Deposit Receipt attached as Exhibit A thereto;

(iv)    a specimen certificate representing the Common Stock;

(v)    the proposed form of the Guarantee;

(vi)    the proposed form of the Trust Debt Indenture;

(vii)    the Restated Articles of Incorporation of the Company, as presently in effect;

(viii)    the Amended Bylaws of the Company, as presently in effect; and

(ix)    resolutions of the Board of Directors of the Company adopted at a meeting duly held on June 20, 2003 (the “Board Resolutions”) relating to the issuance and sale of the Offered Securities and related matters.

We have obtained and relied upon those certificates of public officials as we considered appropriate.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. To the extent that the Company’s obligations will depend on the enforceability of a document against other parties to such document, we assume such document is enforceable against such other parties. We have also assumed that the Company will have obtained all necessary approvals from the California Public Utilities Commission prior to the issuance of any Offered Securities.

We do not express any opinion as to the laws of any jurisdiction other than those of the States of California and New York.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.    With respect to any series of Debt Securities (the “Offered Debt Securities”), when (i) the Board of Directors of the Company have taken all necessary corporate action to fix and determine the terms of the Offered Debt Securities in accordance with the Board Resolutions; (ii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture; (iii) either (a) the Offered Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and duly delivered to the purchasers thereof or (b) the book entry of the Offered Debt Securities by the Trustee in the name of The Depository Trust Company (“DTC”) or its nominee has been effected; and (iv) the Company receives the agreed-upon consideration therefor, the issuance and sale of the Offered Debt Securities (including any Offered Debt Securities duly issued upon

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exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Debt Securities) will have been duly authorized by all necessary corporate action on the part of the Company, and the Offered Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws), (2) general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity, (3) requirements that a claim with respect to any Offered Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (4) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

2.    With respect to the shares of any series of Preferred Stock (the “Offered Preferred Stock”), when (i) the Board of Directors has taken all necessary corporate action to fix and determine the terms of the Offered Preferred Stock in accordance with the Board Resolutions, including the adoption of a Certificate of Determination for such Preferred Stock in the form required by applicable law; (ii) such Certificate of Determination has been duly filed with the Secretary of State of the State of California; (iii) either (a) certificates representing the shares of the Offered Preferred Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Preferred Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof or (b) the book entry of the Offered Preferred Stock by the transfer agent for the Company’s Preferred Stock in the name of DTC or its nominee has been effected; and (iv) the Company receives consideration per share of the Offered Preferred Stock in such amount as may be determined by the Board of Directors in the form of money paid, labor done, services actually rendered to the Company or for its benefit, debts or securities cancelled or tangible or intangible property actually received by the Company or its wholly owned subsidiary (other than promissory notes, unless the promissory notes are adequately secured by collateral other than the Offered Preferred Shares, or future services), or a combination thereof, the issuance and sale of the shares of Offered Preferred Stock will have been duly authorized by all necessary corporate action on the part of the Company, and such shares will be validly issued, fully paid and nonassessable.

3.    With respect to the shares of Depositary Shares (the “Offered Depositary Shares”), when (i) the Board of Directors has taken all necessary corporate action to fix and determine the terms of the Depositary Shares and underlying Preferred Stock in accordance with the Board Resolutions, including the adoption of a Certificate of Determination for such Preferred Stock in the form required by applicable law; (ii) such Certificate of Determination has been duly filed with the Secretary of State of California; (iii) the Deposit Agreement has been duly executed and delivered; (iv) certificates representing the shares of the underlying Preferred Stock have been manually signed by an authorized officer of the transfer agent and registrar for such Preferred Stock and delivered in the manner provided in the Deposit Agreement; (v) either

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(a) certificates representing the shares of the Offered Depositary Shares have been manually signed by an authorized officer of such transfer agent and registrar, and delivered to the purchasers thereof, or (b) the book entry of the Offered Depositary Shares in the name of DTC or its nominee has been effected; and (vi) the Company receives consideration per share of the Depositary Shares in such amount as may be determined by the Board of Directors in the form of money paid, labor done, services actually rendered to the Company or for its benefit, debts or securities cancelled or tangible or intangible property actually received by the Company or its wholly owned subsidiary (other than promissory notes, unless the promissory notes are adequately secured by property other than the Depositary Shares or the underlying Preferred Shares, or future services), or a combination thereof, the issuance and sale of the shares of Offered Depositary Shares will have been authorized by all necessary corporate action on the part of the Company, and such shares will be validly issued, fully paid and nonassessable.

4.    With respect to the shares of Common Stock (the “Offered Common Stock”), when (i) the Board of Directors has taken all necessary corporate action to authorize the issuance and sale of the Offered Common Stock in accordance with the Board Resolutions; (ii) either (a) certificates representing the shares of the Offered Common Stock in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and delivered to the purchasers thereof or (b) the book entry of the Offered Common Stock by the transfer agent for the Company’s Common Stock in the name of DTC or its nominee has been effected; and (iii) the Company receives consideration per share of the Offered Common Stock in such an amount as may be determined by the Board of Directors in the form of money paid, labor done, services actually rendered to the Company or for its benefit, debts or securities cancelled or tangible or intangible personal property of the Company or its wholly owned subsidiary (other than promissory notes, unless the promissory notes are adequately secured by collateral other than the Offered Common Stock, or future services), or a combination thereof, the issuance and sale of the shares of Offered Common Stock (including any Offered Common Stock duly issued upon exchange or conversion of any Debt Securities or shares of Preferred Stock or Depositary Shares that are exchangeable or convertible into Common Stock) will have been duly authorized by all necessary corporate action on the part of the Company, and such shares will be validly issued, fully paid and nonassessable.

5.    With respect to the Guarantees (the “Offered Guarantees”), when (i) the Board of Directors has taken all necessary corporate action to authorize the issuance of the Offered Guarantees in accordance with the Board Resolutions; (ii) the Offered Guarantees have been duly executed and delivered by an authorized officer of the Company, (iii) the related Preferred Trust Securities have been duly authorized, executed and delivered in conformity with the respective trust agreements governing the Trusts, as such agreements may be amended from time to time; and (iv) the Company receives the agreed-upon consideration therefor, the Offered Guarantees will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws), (2) general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing

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and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity, and (3) the unenforceability under certain circumstances of waivers of rights granted by law where the waivers are against public policy or prohibited by law.

6.    With respect to any series of Trust Debt Securities (the “Offered Trust Debt Securities”), when (i) the Board of Directors of the Company have taken all necessary corporate action to fix and determine the terms of the Offered Trust Debt Securities in accordance with the Board Resolutions; (ii) the terms of the Offered Trust Debt Securities and of their issuance and sale have been duly established in conformity with the Trust Debt Indenture; (iii) the Trust Debt Indenture has been duly executed and delivered; (iv) either (a) the Offered Trust Debt Securities have been duly executed and authenticated in accordance with the terms of the Trust Debt Indenture and duly delivered to the purchasers thereof or (b) the book entry of the Offered Trust Debt Securities by the Trust Debt Indenture Trustee in the name of DTC or its nominee has been effected; and (v) the Company receives the agreed-upon consideration therefor, the issuance and sale of the Offered Trust Debt Securities will have been duly authorized by all necessary corporate action on the part of the Company, and the Offered Trust Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and (2) general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

Notwithstanding the foregoing, the opinions expressed above with respect to the Offered Debt Securities shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to Offered Debt Securities the payment or interest on which will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement.

Respectfully submitted,

O’Melveny & Myers LLP